UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2005

                             ADVANCE NANOTECH, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

         Colorado                    011-15499              82-0379959
         --------                    ---------              ----------
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)

        600 Lexington Avenue, 29th Floor, New York, NY             10022
        ----------------------------------------------             -----
            (Address of principal executive offices)             (Zip Code)

          Registrant's telephone number, including area code:  (212) 583-0080

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Note: This 8-K/A (Amendment No. 1) adds additional information via Item 5.02 to
Form 8-K filed on October 24, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported on Form 8-K, Effective October 18, 2005, the Board of Directors of Advance Nanotech, Inc. (the "Company"), appointed Messrs. William "Bill" Milne, Peter Rugg, and Virgil Wenger to serve as directors on the Company's Board of Directors. Following that, effective October 24, 2005, the Board of Directors of the Company appointed Antonio Goncalves to serve as a director on the Company's Board of Directors. Mr. Milne also serves on the Company's Scientific Advisory Board. Mr. Wenger is the father-in-law of Thomas Finn, the Company's newly appointed Chief Financial Officer and Company Secretary. On December 16, 2005, the Board appointed Messrs. Goncalves and Rugg to the Company's Compensation Committee, the Company's Nominating and Governance Committee, and the Audit Committee. In connection with Mr. Goncalves' Audit Committee appointment, the Board has determined that he is an "audit committee financial expert" as that term is defined in the Securities and Exchange Commission rules. Both Mr. Goncalves and Mr. Rugg serve as independent members of the Board.

The Company's existing directors choose its new directors after evaluating, among other things, the appointees respective industry experience and financial and corporate expertise. There are no arrangements or understandings pursuant to which any new director was selected as a director of the Company. The new directors do not have any relationships or related transactions with the Company that would require disclosure pursuant to Item 404(a) of the Securities Exchange Commission Regulation S-B.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 22, 2005

                                        ADVANCE NANOTECH, INC.


                                        By: /s/ Magnus R. E. Gittins
                                            ------------------------------------
                                            Magnus R. E. Gittins
                                            Chief Executive Officer